Exhibit 23.5

BEIJING TIANZHI JIUTAO MANAGEMENT CONSULTING CO., LTD.

September 28, 2010

Ossen Innovation Co., Ltd.
518 Shangcheng Road, Floor 17
Shanghai, 200120
People’s Republic of China

Re:           Proposed Initial Public Offering of Ossen Innovation Co., Ltd.

Ladies and Gentlemen:

We hereby consent to the inclusion of our name in the Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission by Ossen Innovation Co., Ltd. (the “Registration Statement”).

In addition, we hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,

BEIJING TIANZHI JIUTAO MANAGEMENT CONSULTING CO., LTD.

By:	/s/ Xiaohui Tan
Name: Xiaohui Tan